EXHIBIT 99.1

CONTACTS:

INVESTORS: Allan Kells, (816) 201-2445
akells@cerner.com

MEDIA: Donald Trigg, (816) 201-2730
dtrigg@cerner.com

CERNER’S INTERNET HOME PAGE:
http://www.cerner.com

CERNER REPORTS STRONG RESULTS FOR SECOND QUARTER OF 2003

Record New Business Bookings and Cash Flow Performance

KANSAS CITY, Mo. — July 16, 2003 — Cerner Corporation (NASDAQ:CERN) today announced results for the second quarter ended June 28, 2003. Diluted earnings per share were $0.25, compared to $0.39 in the year-ago quarter, which included a gain on the sale of WebMD shares that increased earnings per share by $0.07. Analysts’ consensus estimates for second quarter earnings per share were $0.23.

Second quarter revenues increased 11 percent to $207.7 million, including $8.7 million of revenue from reimbursed travel expense, compared to $186.8 million with $6.3 million of reimbursed travel in the year-ago quarter. Net earnings in the quarter were $8.9 million, compared with $14.7 million in the second quarter of 2002, which included $2.7 million (after $1.6 million in tax) from the gain on the sale of WebMD shares.

The Company generated operating cash flow of $36.6 million in the second quarter driven by strong cash collections and a record number of Cerner Millennium™ implementations.

Other Second Quarter Highlights:

•	New business bookings revenue of $201.2 million, up 13 percent compared to $177.9 million in the year-ago quarter. This is a record for second quarter new business bookings and only $1.1 million lower than Cerner’s all-time record bookings of $202.3 million set in the fourth quarter of 2002.

•	Cash collections of $214.6 million, driving strong operating cash flow of $36.6 million.

•	Days Sales Outstanding (DSOs) in the second quarter were 112 days, which is 10 days lower than a year ago and 3 days lower than the first quarter of 2003. DSOs calculated using revenue before reimbursed travel were 117 days.

•	Total revenue backlog of $1.08 billion, up 18 percent over the year-ago quarter. This is comprised of $788.1 million of contract backlog and $290.4 million of support and maintenance backlog.

•	A record 302 Cerner Millennium applications were implemented during the quarter. This is 76% higher than the previous record level of 172 conversions in the first quarter of 2003. There are now over 2,200 Cerner Millennium applications live at nearly 500 client sites worldwide.

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“We are very pleased with our strong level of new business bookings, an indication that Cerner remains the top choice in health care information technology,” said Neal Patterson, Cerner’s co-founder, Chairman and Chief Executive Officer. “We are also very pleased with our continued ability to deliver strong levels of cash flow, with this quarter marking our third consecutive quarter of strong cash flow performance.”

“We still participate in a very competitive environment, and health care providers continue to face challenging economics,” added Patterson. “However, we believe there is significant demand by health care providers for advanced health care information technology solutions and that Cerner remains well positioned to benefit from this demand by delivering our industry-leading solutions.”

Future Period Guidance

Cerner expects earnings per share in the third quarter of 2003 to be between $0.31 to $0.33 and full-year 2003 to be between $1.13 and $1.18. Previous 2003 guidance was $1.10 to $1.15 per share. The Company expects 2003 revenue to be approximately $845 to $865 million, including approximately $30 million of revenue from reimbursed travel expense. In the third quarter, Cerner expects revenue to be approximately $210 to $215 million, including approximately $7 million of revenue from reimbursed travel expense. The Company expects bookings revenue in the third quarter to be approximately $190 to $200 million.

The Company is not providing specific 2004 earnings guidance at this time, but indicated that the current analyst consensus for earnings per share in 2004 of $1.49, which reflects annual growth of 25 to 30 percent, is reasonable.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail at 3:30 p.m. CT on July 16, 2003. The dial-in number for the call is 617-786-2962 and the replay number is 617-801-6888 (Pass code: 63333038). The call will also be Web cast and available both live and archived on Cerner’s Web site at www.cerner.com in the Investors’ section under News and Events. Please access the site fifteen minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be made available shortly after the call and will run for two weeks. A copy of the script used during the call will also be available at www.cerner.com in the Investors’ section under News and Events.

Cerner Corporation is taking the paper chart out of health care, eliminating error, variance and unnecessary waste in the care process. With more than 1500 clients worldwide, Cerner is the leading supplier of health care information technology. The following are trademarks of Cerner: Cerner, Cerner’s logo and Cerner Millennium. Nasdaq: CERN, www.cerner.com

This release may contain forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “estimates”, “expects”, “guidance”, and similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: quarterly operating results may vary, stock price may be volatile, market risk of investments, potential impairment of goodwill, changes in the health care industry, significant competition, the Company’s proprietary technology may be subjected to infringement claims or may be infringed upon, regulation of the Company’s software by the U.S. Food and Drug Administration or other government regulation, the possibility of product-related liabilities, possible system errors or failures or defects in the performance of the Company’s software, and risks associated with the Company’s global operations. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

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Cerner Corporation

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 28,	December 28,
	2003	2002

Assets
Cash and cash equivalents	$121,038	142,543
Receivables	255,635	272,668
Inventory	8,551	9,041
Prepaid expenses and other	25,961	23,434

Total current assets	411,185	447,686

Property and equipment, net	155,367	134,283
Software development costs, net	128,644	117,327
Goodwill, net	47,146	45,938
Intangible assets, net	20,508	23,155
Investments, net	1,096	964
Other assets	9,370	9,926

Total assets	$773,316	779,279

Liabilities
Accounts payable	$32,361	46,822
Current installments of long-term debt	12,008	12,202
Deferred revenue	54,623	45,055
Income taxes	5,690	4,691
Accrued payroll and tax withholdings	39,723	47,262
Other accrued expenses	11,523	9,519

Total current liabilities	155,928	165,551

Long-term debt, net	123,901	136,636
Deferred income taxes	39,882	35,848

Total liabilities	319,711	338,035

Stockholders’ Equity
Common stock	368	367
Additional paid-in capital	228,033	226,912
Retained earnings	251,108	236,572
Treasury stock, at cost (1,502,999 and 1,202,999 shares in 2003 and 2002, respectively)	(26,793)	(20,863)
Accumulated other comprehensive income:
Foreign currency translation adjustment	851	(1,668)
Unrealized gain (loss) on available-for-sale equity security (net of deferred tax liability of $22 in 2003 and deferred tax asset of $23 in 2002)	38	(76)

Total stockholders’ equity	453,605	441,244

Total liabilities and equity	$773,316	779,279

Cerner Corporation

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	June 28, 2003	June 28, 2003	June 29, 2002	June 29, 2002

Revenue
System sales	$82,742	161,336	75,291	154,535
Support, maintenance and services	116,240	229,172	105,282	201,318
Reimbursed travel (Note 1)	8,713	15,378	6,251	12,393

Total revenue	207,695	405,886	186,824	368,246

Margin
System sales	51,188	101,577	49,922	99,497
Support, maintenance and services	103,411	202,961	91,657	176,918

Total margin	154,599	304,538	141,579	276,415

Operating expenses
Sales and client service	86,646	174,737	76,837	151,255
Software development	38,457	75,915	31,569	61,262
General and administrative	13,149	26,291	12,300	24,342

Total operating expenses	138,252	276,943	120,706	236,859

Operating earnings	16,347	27,595	20,873	39,556
Interest income	191	600	240	591
Interest expense	(1,794)	(4,049)	(1,613)	(3,487)
Other income	127	143	20	31
Gain on sale of investment	—	—	4,308	4,308

Non-operating income (expense), net	(1,476)	(3,306)	2,955	1,443
Earnings before income taxes and cumulative effect of a change in accounting principle	14,871	24,289	23,828	40,999
Income taxes	(5,928)	(9,753)	(9,136)	(15,903)

Earnings before cumulative effect of a change in accounting principle	8,943	14,536	14,692	25,096
Cumulative effect of a change in accounting for goodwill, net of $486 income tax benefit	—	—	—	786

Net earnings	$8,943	14,536	14,692	24,310

Basic earnings per share:
Earnings before cumulative effect of a change in accounting principle	$0.25	0.41	0.41	0.73
Cumulative effect of a change in accounting for goodwill	—	—	—	(0.02)

Net earnings	$0.25	0.41	0.41	0.71

Basic weighted average shares outstanding	35,395	35,476	35,442	34,410
Diluted earnings per share
Earnings before cumulative effect of a change in accounting principle	$0.25	0.40	0.39	0.67
Cumulative effect of a change in accounting for goodwill	—	—	—	(0.02)

Net earnings	$0.25	0.40	0.39	0.65

Diluted weighted average shares outstanding	35,731	36,215	37,478	37,360

Note (1): The Company incurs out-of-pocket expenses in connection with its client service activities, which are reimbursed by its clients. In accordance with EITF 01-14, these amounts have been reclassified from other income to revenue with a corresponding amount in cost of goods sold. This has no impact on the dollar amount of gross margin, operating margin, or net earnings, but does slightly change the percent of revenue each of these items represents.

Cerner Corporation

NON-GAAP

CONSOLIDATED STATEMENTS OF EARNINGS (1)

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	June 28, 2003	June 28, 2003	June 29, 2002	June 29, 2002

Revenue
System sales	$82,742	161,336	75,291	154,535
Support, maintenance and services	116,240	229,172	105,282	201,318
Reimbursed travel	8,713	15,378	6,251	12,393

Total revenue	207,695	405,886	186,824	368,246
Margin
System sales	51,188	101,577	49,922	99,497
Support, maintenance and services	103,411	202,961	91,657	176,918

Total margin	154,599	304,538	141,579	276,415

Operating expenses
Sales and client service	86,646	174,737	76,837	151,255
Software development	38,457	75,915	31,569	61,262
General and administrative	13,149	26,291	12,300	24,342

Total operating expenses	138,252	276,943	120,706	236,859

Operating earnings	16,347	27,595	20,873	39,556
Interest income	191	600	240	591
Interest expense	(1,794)	(4,049)	(1,613)	(3,487)
Other income	127	143	20	31

Non-operating expense, net	(1,476)	(3,306)	(1,353)	(2,865)
Earnings before income taxes	14,871	24,289	19,520	36,691
Income taxes	(5,928)	(9,753)	(7,564)	(14,331)

Net earnings	$8,943	14,536	11,956	22,360

Basic earnings per share	$0.25	0.41	0.34	0.65

Basic weighted average shares outstanding	35,395	35,476	35,442	34,410
Diluted earnings per share	$0.25	0.40	0.32	0.60

Diluted weighted average shares outstanding	35,731	36,215	37,478	37,360

Note (1): The non-GAAP statements exclude a special gain on the sale of shares of WebMD common stock and a charge on the impairment of goodwill.

RECONCILIATION OF NON-GAAP

TO GAAP CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	June 28, 2003	June 28, 2003	June 29, 2002	June 29, 2002

Non-GAAP net income	$8,943	14,536	11,956	22,360
Gain on sale of WebMD	—	—	4,308	4,308
Charge on the impairment of goodwill	—	—	—	(1,272)
Income tax effect	—	—	(1,572)	(1,086)

GAAP net income	$8,943	14,536	14,692	24,310

Basic earnings per share	$0.25	0.41	0.41	0.71

Basic weighted average shares outstanding	35,395	35,476	35,442	34,410
Diluted earnings per share	$0.25	0.40	0.39	0.65

Diluted weighted average shares outstanding	35,731	36,215	37,478	37,360